MANAGEMENT'S ASSERTION ON COMPLIANCE WITH SEC REGULATION AB SERVICING CRITERIA

1.

Situs Holdings, LLC (the "Company" or "Situs"), a wholly-owned subsidiary of SitusAMC Holdings Corporation, is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB of the Securities and Exchange Commission ("SEC"), as of and for the year ended December 31, 2019 (the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this report (collectively referred to as the "Special Servicing Platform" or the "Platform") include asset-backed transactions and securities. This includes the asset-backed transactions and securities for which Situs acted as a special servicer, involving commercial mortgage loans, as defined in Appendix B.

2.	Except as set forth in paragraph 3 below, the Company used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria.
3.

The criteria listed in the column titled "Inapplicable Servicing Criteria" in Appendix A hereto are inapplicable to the Company based on the activities it performed, directly or through its Vendors, with respect to the Platform for the Reporting Period.

4.

During the Reporting Period, there were no additions, removals, or substitutions to the asset pools, therefore the Company did not perform any servicing activities related to criteria 1122(d)(4)(iii) as of and for the year ended December 31, 2019.

5.

During the Reporting Period, there were no active assets carrying an escrow balance maintained by Situs or escrow disbursements due to be paid by Situs, therefore the Company did not perform any servicing activities related to criteria 1122(d)(4)(x)-(xiii) as of and for the year ended December 31, 2019. The only portfolio active during any part of the year ended December 31, 2019 to which these criterion are required to be considered per the corresponding transaction agreement was CSMC 2006-C1.

6.

During the Reporting Period, there were no loans charged off or accounts determined to be uncollectible, therefore the Company did not perform any servicing activities related to criteria 1122(d)(4)(xiv) as of and for the year ended December 31, 2019. The only portfolio active during any part of the year ended December 31, 2019 to which this criteria is required to be considered per the corresponding transaction agreement was CSMC 2006-C1.

7.

With respect to servicing criteria 1122(d)(2)(vii), the Company has engaged various Vendors to perform some or all of the activities required by these servicing criteria. Management has determined that these Vendors are not considered a "servicer" as defined in Item 1101(j) of Regulation AB, and has elected to take responsibility for assessing compliance with the servicing criteria applicable to each Vendor as permitted by the SEC's Compliance & Disclosure Interpretation 200.06, Vendors Engaged by Servicers ("C&DI 200.06"), formerly Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations. As permitted by C&DI 200.06, management asserts that it has policies and procedures in place designed to provide reasonable assurance that the Vendor's activities comply in all material respects with the servicing criteria applicable to each Vendor. Management is not aware of any material deficiencies in such policies and procedures or any material instances of non-compliance of the servicing criteria as relates to the Company by such Vendors. Management is solely responsible for determining that it meets the SEC requirements to apply C&DI 200.06 for the Vendors and related criteria.

8.

The Company has complied, in all material respects, with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB, as of December 31, 2019 and for the Reporting Period with respect to the Platform taken as a whole.

9.

Grant Thornton LLP, an independent registered public accounting firm, has issued an attestation report on the Company's assertion on compliance with the applicable servicing criteria for the Reporting Period.

Situs Holdings, LLC

February 20, 2020

/s/ George Wisniewski
George Wisniewski
Executive Managing Director

Appendix A - Applicable Servicing Criteria

SERVICINGCRITERIA		APPLICABLESERVICING CRITERIA		INAPPLICABLE SERVICINGCRITERIA
Reference	Criteria	Performed Directlyby Situs	Performedby Vendor(s)for whichSitusis the Responsible Party	Performedby subservicer(s) orVendor(s) forwhich SitusisNOT the Responsible Party	NOT performedby Situsorby subservicer(s) orVendor(s) retainedby Situs
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers andeventsof defaultin accordance with the transactionagreements.	X
1122(d)(1)(ii)	If any materialservicing activities are outsourcedto third parties,policies andprocedures are institutedto monitor the thirdparty's performanceandcompliancewithsuch servicing activities.	X
1122(d)(1)(iii)	Any requirements inthe transactionagreements to maintain aback-upservicer for the poolassetsaremaintained.				X
1122(d)(1)(iv)

Afidelitybondanderrors andomissions policyisin effect onthe partyparticipatingin theservicing function throughout the reporting period intheamountofcoverage requiredbyandotherwiseinaccordancewiththeterms of thetransaction agreements.

X
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X
CashCollectionandAdministration
1122(d)(2)(i)

Payments onpool assetsare deposited into the appropriate custodial bank accounts and relatedbankclearing accounts no more than two businessdays of receipt, or such other number of days specified in the transactionagreements.

X
1122(d)(2)(ii)	Disbursements made viawire transfer on behalf of anobligor or to an investor are made onlybyauthorizedpersonnel.	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections,cash flows or distributions,andany interestor other fees charged for such advances,are made,reviewedandapprovedas specified inthe transactionagreements.

X

SERVICING CRITERIA		APPLICABLESERVICING CRITERIA		INAPPLICABLE SERVICINGCRITERIA
Reference	Criteria	Performed Directlyby Situs	Performedby Vendor(s)for which Situs is the Responsible Party	Performedby subservicer(s) orVendor(s) forwhich Situs isNOT the Responsible Party	NOT performedby Situs orby subservicer(s) orVendor(s) retainedby Situs
1122(d)(2)(iv)

The relatedaccounts for thetransaction,suchas cashreserve accounts or accounts establishedas aform of over collateralization,areseparatelymaintained(e.g.,withrespect to commingling of cash) as setforth inthetransaction agreements.

X
1122(d)(2)(v)

Eachcustodialaccountismaintainedatafederallyinsured depositoryinstitution assetforth inthetransaction agreements.For purposes of thiscriterion,"federallyinsured depositoryinstitution" withrespect toaforeignfinancial institutionmeans a foreignfinancial institution thatmeets the requirements of240.13k-1(b)(1) ofthis chapter.

X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)

Reconciliationsareprepared ona monthlybasis for allasset- backed securities relatedbank accounts,including custodial accounts andrelatedbankclearingaccounts.These reconciliations: (A)Aremathematicallyaccurate; (B) Are preparedwithin30 calendardays after thebank statement cutoff date, or such othernumber of days specifiedin the transaction agreements; (C) Arereviewedandapprovedby someone other thanthepersonwho preparedthe reconciliation;and(D)Containexplanationsfor reconciling items. These reconciling items are resolvedwithin90 calendardays of their original identification, or such other number of days specifiedin thetransactionagreements.

		X1	X1
InvestorRemittancesandReporting
1122(d)(3)(i)

Reports toinvestors, including those to be filedwiththe Commission,aremaintained inaccordancewith the transaction agreements and applicableCommission requirements. Specifically, suchreports:(A)Arepreparedin accordancewithtimeframes andother terms set forth inthe transaction agreements; (B)Provide informationcalculated inaccordancewiththeterms specifiedin thetransaction agreements; (C) Are filedwiththeCommissionasrequired byits rules and regulations;and(D)Agree withinvestors' or thetrustee's records asto thetotal unpaid principalbalance andnumber of poolassets servicedbytheservicer.

X3

[1]	Servicing activities associated with criterion 1122(d)(2)(vii) are performed by Situs and a third party vendor for which Situs is the responsible party.

[2]

For criterion 1122(d) (3)(i)(B-D), Situs did not perform the activity described in this criterion for the Reporting Period as these components of 1122(d)(3)(i) are inapplicable to the functions performed by Situs. No assessment of compliance, therefore, is necessary.

SERVICING CRITERIA		APPLICABLESERVICING CRITERIA		INAPPLICABLE SERVICINGCRITERIA
Reference	Criteria	Performed Directlyby Situs	Performedby Vendor(s)for whichSitus is the Responsible Party	Performedby subservicer(s) orVendor(s) forwhich Situs isNOT the Responsible Party	NOT performedby Situs orby subservicer(s) orVendor(s) retainedby Situs
1122(d)(3)(ii)	Amountsdueto investors areallocatedandremittedin accordancewithtimeframes,distributionpriority and other terms setforthin thetransactionagreements.				X
1122(d)(3)(iii)	Disbursements made toaninvestor are postedwithintwo business days to the servicer's investor records,or such other number ofdays specified in the transactionagreements.				X
1122(d)(3)(iv)	Amounts remittedto investors per the investor reports agree withcancelledchecks, or other formof payment,or custodial bank statements.				X
PoolAssetAdministration
1122(d)(4)(i)	Collateral or securityonpoolassets ismaintainedas required bythetransactionagreements or relatedpoolasset documents.	X
1122(d)(4)(ii)	Pool assets andrelated documentsare safeguarded as required bythe transaction agreements.	X
1122(d)(4)(iii)	Any additions, removals or substitutionsto theassetpoolare made,reviewedandapprovedinaccordancewithany conditionsor requirementsinthetransactionagreements.	X
1122(d)(4)(iv)

Payments onpool assets, includinganypayoffs,made in accordance with the relatedpool asset documentsare posted to the applicable servicer's obligor records maintained no more thantwo business days after receipt, or such other number of days specified in the transactionagreements, and allocated toprincipal,interestor other items (e.g.,escrow) in accordance with the relatedpool asset documents.

X
1122(d)(4)(v)	Theservicer's records regardingthepoolassets agreewith theservicer's records withrespecttoanobligor's unpaid principal balance.				X

SERVICING CRITERIA		APPLICABLESERVICING CRITERIA		INAPPLICABLE SERVICINGCRITERIA
Reference	Criteria	Performed Directlyby Situs	Performedby Vendor(s)for whichSitus is the Responsible Party	Performedby subservicer(s) orVendor(s) forwhich Situs isNOT the Responsible Party	NOT performedby Situs orby subservicer(s) orVendor(s) retainedby Situs
1122(d)(4)(vi)

Changes with respectto theterms or status ofan obligor's mortgage loans (e.g., loanmodifications or re-aging's) are made, reviewedandapprovedbyauthorizedpersonnelin accordancewith thetransactionagreements andrelatedpool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recoveryactions (e.g.forbearanceplans, modifications and deeds in lieuof foreclosure,foreclosure andrepossessions,as applicable) areinitiated,conductedand concludedin accordancewiththetimeframes or other requirements establishedbytheatransactionagreements.

X
1122(d)(4)(viii)

Recordsdocumenting collection efforts aremaintained duringtheperiodapoolasset isdelinquentin accordance withthetransaction agreements. Such records aremaintained onat least amonthlybasis, or suchother periodspecifiedin thetransaction agreements, anddescribe theentity's activities inmonitoringdelinquentpoolassets including, for example, phonecalls, letters andpayment rescheduling plans incases wheredelinquencyisdeemedtemporary(e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustmentsto interestrates or ratesof returnfor poolassets withvariable rates arecomputedbasedon the relatedpool assetdocuments.				X
1122(d)(4)(x)

Regarding anyfundsheldintrust for anobligor (suchas escrowaccounts) See following:(A) Suchfundsare analyzed, inaccordancewith the obligor's poolasset documents, onat least anannualbasis, or such otherperiod specified inthetransactionagreements; (B) Interest onsuch fundsispaid, or credited,to obligors inaccordancewith applicablepoolassetdocumentsandstate laws; and (C) Such fundsare returnedto the obligor within30 calendardays of full repayment of the relatedpoolasset, or suchother number of days specifiedin thetransactionagreements.

X4
1122(d)(4)(xi)

Payments made on behalf of an obligor (such astax or insurancepayments) are made onorbefore the related penaltyor expiration dates,asindicatedon the appropriate bills or notices for such payments, provided that such support hasbeenreceivedbythe servicer atleast 30calendar days prior tothese dates,or suchother number of days specified in thetransactionagreements.

X3
1122(d)(4)(xii)

Any latepayment penalties inconnectionwithany payment to bemade onbehalf of anobligor arepaidfrom the servicer's fundsandnotchargedto the obligor, unless the latepaymentwas dueto the obligor's error or omission.

X3

[3]

Servicing activities associated with criteria 1122(d)(4)(x-xiii) are only in-scope for the 'CSMC-2006 C1' portfolio. These servicing criteria are inapplicable for all other servicing criteria for all other portfolios on the Platform. Refer to Appendix B of this Management's Assertion for the in-scope portfolios.

SERVICING CRITERIA		APPLICABLESERVICING CRITERIA		INAPPLICABLE SERVICINGCRITERIA
Reference	Criteria	Performed Directlyby Situs	Performedby Vendor(s)for whichSitus is the Responsible Party	Performedby subservicer(s) orVendor(s) forwhich Situs isNOT the Responsible Party	NOT performedby Situs orby subservicer(s) orVendor(s) retainedby Situs
1122(d)(4)(xiii)	Disbursements made on behalf of anobligor are posted withintwo business days to the obligor's records maintained bythe servicer,or suchother number of days specified in the transaction agreements.	X3
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accountsare recognizedandrecorded in accordance withthe transaction agreements.	X5
1122(d)(4)(xv)	Any externalenhancement or other support,identified in Item 1114(a) (1) through (3) or Item 1115ofthisRegulation AB,is maintainedassetforth inthe transaction agreements.				X

[3] Servicing activities associated with criteria 1122(d)(4)(x-xiii) are only in-scope for the 'CSMC-2006 C1' portfolio. These servicing criteria are inapplicable for all other servicing criteria for all other portfolios on the Platform. Refer to Appendix B of this Management's Assertion for the in-scope portfolios.

[4]

Servicing activities associated with criterion 1122(d)(4)(xiv) is only in-scope for the 'CSMC-2006 C1' portfolio. This criteria is an inapplicable servicing criteria for all other portfolios on the Platform. Refer to Appendix B of this Management's Assertion for the in-scope portfolios.

APPENDIX B - The Platform

Portfolio	Servicing Agreement Date	Active for any part of the Year Ended 12/31/2019
Banc of California 2019-Q010	July 1, 2019
BANK 2019-BNK18	May 1, 2019
BBCMS 2019-C4	August 1, 2019
Benchmark 2019-B12	August 1, 2019
BFLD 2019-DPLO	October 9, 2019
BSPRT 2018-FL3	April 5, 2018
BSPRT 2018-FL4	October 12, 2018
BSPRT 2019-FL5	May 30, 2019
BWAY 2019-1633	December 20, 2019
BX 2019-CALM	December 12, 2019
BX 2019-OC11	December 1, 2019
CAF 2016-1	May 1, 2016	X
CAF 2016-2	November 15, 2016	X
CAF 2018-1	June 9, 2018	X
CAF 2019-1	April 9, 2019	X
CAF 2019-2	July 9, 2019	X
CAF 2019-3	November 9, 2019
CGCMT 2019-GC41	August 1, 2019
COMM 2007-C9	August 1, 2007	X
COMM 2013-CCRE7	April 1, 2013	X
COMM 2013-CCRE11	October 1, 2013	X
COMM 2019-521F	June 20, 2019
COMM 2019-WCM	October 30, 2019
CSAIL 2019-C18	December 1, 2019
CSMC 2006-C1	March 1, 2006	X
CSMC 2019-ICE4	June 5, 2019
DBGS 2019-1735	April 6, 2019
First Foundation 2018-Q007	September 1, 2018
First Foundation 2019-Q011	September 1, 2019
First Republic 2018-Q008	December 1, 2018
FMBT 2019-FBLU	December 6, 2019
FREMF 2017-K67	September 1, 2017
FRESB 2015-SB8	November 1, 2015
FRESB 2016-SB19	July 1, 2016
FRESB 2019-SB60	March 1, 2019
Great Wolf Trust 2019-WOLF	December 30, 2019
GSMS 2019-70P	October 23, 2019
HBST 2015-HBS	November 1, 2015
Hudson Yards 2019-30HY	July 6, 2019
JPMCC 2019-ICON	April 1, 2019
JPMCC 2019-MFP	July 18, 2019
JPMCC 2019-OSB	June 13, 2019
KNDL 2019-KNSQ	May 30, 2019
LBS 2017-Q004	September 1, 2017
LNCR 2019-CRE2	May 30, 2019
LNCR 2019-CRE3	May 30, 2019
LoanCore 2018-CRE1	June 5, 2018
MARG 2019-MARG	May 30, 2019
MBRT 2019-MBR	December 19, 2019
MEZZ CAP 2006-C4	December 1, 2006	X

MEZZ CAP 2007-C5	January 1, 2008	X
MFTII 2019-B3B4	July 11, 2019
MSC 2011-C2	June 1, 2011	X
MSC 2019-L3	November 1, 2019
NCMS 2019-LVL	April 23, 2019
NCMS 2019-NEMA	March 29, 2019
Opus Bank 2016-Q003	December 1, 2016
PRIMA 2019-1S	August 23, 2019
PRIMA 2019-RK1	June 27, 2019
PRIMA 2019-VII	October 22, 2019
Selkirk 1	December 13, 2013
Selkirk 2	December 13, 2013
Selkirk 3	September 26, 2014
SGCP 2019-FL2	June 5, 2019
SLIDE 2018-FUN	September 28, 2018
TPG 2018-FL2	November 29, 2018
TPG 2019-FL3	October 25, 2019
UBS 2019-C16	April 1, 2019
UBS 2019-C18	December 1, 2019
WBCMT 2005-C18	May 1, 2005